CONSULTING AGREEMENT


This agreement is between The Right Solution Gateway (the "Company") a Nevada corporation with headquarters in Las Vegas, Nevada and Dr. Joseph Guarnera (the "Consultant"), a resident of Grand Prairie, Texas.

WHEREAS, The Company is a Network Marketing organization that sells nutritional products based upon proprietary formulations; and

WHEREAS, Consultant is an expert in the field of Nutrition and has consulted with various Network Marketing companies regarding product development issues and the development of effective marketing strategies for certain nutritional products; and

WHEREAS, The Company will add the Consultant to its medical advisory board and Consultant desires to serve on said Board; and

WHEREAS, The Company desires to use Consultant's services to advise the Company regarding product development issues and assist in the development of effective marketing strategies for certain nutritional products; and

WHEREAS, The Company desires Consultant to help develop and effective Marketing Plan for its products and assist in education, training, and motivating distributors in the proper use and/or selling of products, and Consultant desires to do the same; and

NOW THEREFORE, the parties hereto agree to the following:

     1.   COMPENSATION: Initial draw of $4000 1st month, $3500 2nd month
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          and $3000 thereafter towards commissions earned. Consultant will be place in a center in the company and given the current volume of the Company under his first leg. Auto ship will be flagged for the six month period therefore all qualifications are met for commission earnings. Consultant shall receive twenty million shares of the Company stock (Preferred B) GWDB within five business days of signing this agreement. Consultant will be placed in a business center in the compensation plan in a location currently vacant. Consultant will receive 5% commissions of all new revenues generated by the Company until such time his monthly commission reaches $5,000. Commissions earned in the Consultants center will off set these monthly commissions. These commissions will be paid by the 20th of each month for the preceding month.

     2.   STOCK  OPTIONS:  The  Consultant  will  be  granted  stock as follows:
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               Company Revenues     Stock
               $125,000             1,000,000
                200,000             1,000,000
                300,000             5,000,000
                500,000             10,000,000
               1,000,000            30,000,000              Initial
                                                                    -----  -----


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     3.   EXPENSES: The Company shall pay for company-approved travel and
          --------
          reasonable business expenses incurred in the performance of Consultant's duties. All expenses must be approved in advance by the Company.

     4.   TERM: This Agreement shall become effective as of the date set
          ----
          forth on the signature page of this Agreement, and shall continue for a period of six months (the "TERM"). Notwithstanding the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 30 days' written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to the Consultant at the address and telecopier number last provided by the Consultant to the Company, "CAUSE" shall be determined solely as the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the conduct of Company or the Consultant's business, material breach of this Agreement or any unauthorized disclosure of any of the secrets of confidential information of Company, and dishonesty related to independent contractor status.

               (a) During the Term of this Agreement the Consultant shall not negotiate or enter into any license, sub-license agreement of sub-contract or similar agreement with any third parties in respect to interest granted by the Company to the Consultant pursuant to this Agreement, and the Consultant shall further refrain from directly or indirectly, on his own behalf, licensing, sub-licensing or sub-contracting any right or interest granted by the Company to the consultant to such third parties without the Company's prior written consent.

               (b) No license or right is granted by the Company to the Consultant, either expressly or by implication, under any licenses or rights owned or controlled by the Company, except as expressly set forth in this Agreement.

               (c) The license granted pursuant to this Agreement shall expire simultaneously with the Term of this Agreement, and shall be revocable at will by the Company upon written notice to the Consultant, and the Consultant shall immediately refrain from the use of any rights granted by the Company to the Consultant with respect to this license upon receipt of such written notice.

     5.   SERVICES: Consultant will assist the Company in the selection of
          --------
          appropriate candidates to serve on the Companies Scientific Board of Advisors which will advise the Company regarding product development and production issues, help develop a Marketing Plan for products and educate, train, and motivate distributors to use and sell products through conference calls, live meetings with the distributors, and through writing white papers and other documentation in support of the products and marketing plan. Consultant will render a minimum of 30 hours of consulting time each week while providing these services.


                                                             Initial
                                                                    -----  -----


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
     6.   CONFIDENTIALITY: The Consultant covenants that all information
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          concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

     7.   INDEPENDENT CONTRACTOR: The Consultant and the Company hereby
          ----------------------
          acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action, which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

     8.   MISCELLANEOUS:
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               (a)     GOVERNING LAW:  This Agreement shall be construed under
                       --------------
          the internal laws of the State of Nevada, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Las Vegas, Nevada.

               (b)     COUNTERPARTS:  This Agreement may be executed in two or
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          more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

               (c)     SEVERABILITY:  If one or more provisions of this
                       ------------
          Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.


IN WITNES WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of August 16, 2006.


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Consultant
By:  Dr. Joe Guarnera


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(TRS)
By:  Rick Bailey
Its: President/CEO


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